UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, MB Financial, Inc. (the "Company") held its 2017 Annual Meeting of Stockholders.  The results of the vote at the meeting are as follows:

1) Election of Directors (each for a term of one year)

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. Bolger	66,493,098	693,193	18,802	9,962,712
C. Bryan Daniels	67,084,442	101,042	19,609	9,962,712
Mitchell Feiger	66,724,674	462,532	17,887	9,962,712
Sunil Garg	67,104,288	78,223	22,582	9,962,712
Charles J. Gries	66,962,605	224,204	18,284	9,962,712
James N. Hallene	63,370,608	3,814,414	20,071	9,962,712
Thomas H. Harvey	63,526,265	3,660,470	18,358	9,962,712
Richard J. Holmstrom	63,566,621	3,619,668	18,804	9,962,712
Karen J. May	66,957,995	228,920	18,178	9,962,712
Ronald D. Santo	66,594,603	589,512	20,978	9,962,712
Jennifer W. Steans	67,096,854	90,123	18,116	9,962,712
Renee Togher	66,768,957	75,064	361,072	9,962,712

Directors are elected by a majority of the votes cast with respect to each director. Accordingly, each of the nominees named above was elected.

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,283,025	1,759,289	162,779	9,962,712

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3) Ratification of the Appointment of RSM US LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,579,991	523,798	64,016	—

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 25, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer